EXHIBIT 23.1 - CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 33-75268 pertaining to the 1994 Stock Option Plan, 1994 Stock Purchase Plan, No. 33-80662 pertaining to the 1994 Stock Option Plan, and No. 33-93394 pertaining to the 1994 Employee Stock Purchase Plan of InSite Vision Incorporated of our report dated January 24, 1997, with respect to the consolidated financial statements of InSite Vision Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                         /s/  Ernst & Young LLP

Walnut Creek, California
March 4, 1997




























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